EIGHTH AMENDMENT TO CREDIT AGREEMENT AND NOTE

	THIS EIGHTH AMENDMENT TO CREDIT AGREEMENT AND NOTE ("Eighth Amendment"), made and entered into as of the 14th day of May 1996, by and between DATRON SYSTEMS INCORPORATED, a Delaware corporation ("Company"), and UNION BANK OF CALIFORNIA, N.A., a national banking association (successor in interest to Union Bank) ("Bank"),

				W I T N E S S E T H:

	WHEREAS, on May 11, 1994, the Company and the Bank entered into a certain Credit Agreement and Note (as amended by those certain First, Second, Third, Fourth, Fifth , Sixth and Seventh Amendments to Credit Agreement and Note, dated as of October 26, 1994, December 29, 1994, February 28, 1995, March 31, 1995, August
17, 1995, January 3, 1996 and January 31, 1996, respectively, the "Credit Agreement") pursuant to which the Bank agreed to extend to the Company and the Company agreed to accept from the Bank certain credit facilities more particularly described therein; and

	WHEREAS, the Company and the Bank desire to amend the Credit Agreement (i) to modify availability under each of the Revolving
Loan Facility, the Standby Facility and the L/C Facility, (ii) to modify certain of the covenants with which the Company is to comply, and (iii) to provide for certain ancillary matters;

	NOW, THEREFORE, for and in consideration of the premises hereof, and other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

	1. All capitalized terms used in this Eighth Amendment shall, unless otherwise defined herein or unless the context otherwise requires, have the meanings given thereto in the Credit
Agreement.

	2. Section 1.01 of the Credit Agreement is amended to read as follows:

	1.01 Availability of the Facilities. Subject to the terms and conditions of this Agreement, the Bank shall, from time to time during the period commencing on the Eighth Amendment Effective Date and ending on December 31, 1997 (the "Facilities Termination
Date"), advance to the Company such loans as the Company may request under the Revolving Loan Facility (individually a "Revolving Loan" and collectively the "Revolving Loans"), issue for the account of the Company such standby letters of credit as the Company may request under the Standby Facility (individually a "Standby L/C" and collectively the "Standby L/C's"), and issue for the account of the Company such commercial documentary letters of credit as the Company may request under the L/C Facility (individually a "Commercial L/C" and collectively the "Commercial L/C's"); provided, however, that:

		(a) Except as otherwise provided in Subsections 1.01(b), (c), (d), (e) and (f) hereof, the sum of:

			(i)    the aggregate principal amount of all
		outstanding Revolving Loans ("Revolving Loan
		Utilization");

			(ii)    the aggregate amount available to be
		drawn under all Standby L/C's;

			(iii)   the aggregate amount of unpaid
		reimbursement obligations in respect of all drafts drawn under Standby L/C's (the sum of the aggregate amounts described in Subsection 1.01(a)(ii) hereof and in this Subsection 1.01(a)(iii) being hereinafter referred to as "Standby L/C Utilization");

			(iv)    the aggregate amount available to be
		drawn under all Commercial L/C's; and

			(v)     the aggregate amount of unpaid
		reimbursement obligations in respect of all drafts drawn under Commercial L/C's (the sum of the aggregate amounts described in Subsection 1.01(a)(iv) hereof and in this Subsection 1.01(a)(v) being hereinafter referred to as "Commercial L/C Utilization");

shall not exceed in the aggregate at any one time Nineteen Million Five Hundred Thousand Dollars ($19,500,000.00);

		(b) Revolving Loan Utilization shall not exceed in the aggregate at any one time the lesser of (i) Ten Million Five
Hundred Thousand Dollars ($10,500,000.00), or (ii) the difference between Nineteen Million Five Hundred Thousand Dollars
($19,500,000.00) and the sum of Standby L/C Utilization and Commercial L/C Utilization;

		(c) Commercial L/C Utilization shall not exceed in the aggregate at any one time the least of (i) Two Million Dollars ($2,000,000.00), (ii) the difference between Twelve Million Dollars ($12,000,000.00) and Standby L/C Utilization, or (iii) the difference between Nineteen Million Five Hundred Thousand Dollars ($19,500,000.00) and the sum of Revolving Loan Utilization and Standby L/C Utilization;

		(d) Standby L/C Utilization shall not exceed in the aggregate at any one time the lesser of (i) the difference between Twelve Million Dollars ($12,000,000.00) and Commercial L/C
Utilization, or (ii) the difference between Nineteen Million Five Hundred Thousand Dollars ($19,500,000.00) and the sum of Revolving
Loan Utilization and Commercial L/C Utilization;

		(e) Standby L/C Utilization relating to Standby L/C's issued in favor of beneficiaries located in countries listed in Column B or Column C of Exhibit A hereto shall not exceed, as to all beneficiaries located in any given country listed in Column B or Column C of Exhibit A hereto, Three Million Five Hundred
Thousand Dollars ($3,500,000.00) in the aggregate at any one time;
and

		(f) Standby L/C Utilization relating to Standby L/C's issued in favor of beneficiaries located in countries listed in Column D of Exhibit A hereto (individually a "column D Country" and collectively the "column D Countries") shall not exceed in the aggregate at any one time (i) in the case of all beneficiaries located in any given Column D Country, Five Hundred Thousand
Dollars ($500,000.00), and (ii) in the case of all beneficiaries located in all Column D Countries, the least of (A) Two Million
Five Hundred Thousand Dollars ($2,500,000.00), (B) the difference between (l) Twelve Million Dollars, and (2) the sum of (I) Standby
L/C Utilization relating to Standby L/C's issued in favor of all beneficiaries located in all countries other than Column D
Countries, and (II) Commercial L/C Utilization, or (C) the difference between (1) Nineteen Million Five Hundred Thousand
Dollars ($19,500,000.00), and (2) the sum of (I) Standby L/C
Utilization relating to Standby L/C's issued in favor of all beneficiaries located in all countries other than Column D
Countries, (II) Commercial L/C Utilization, and (III) Revolving
Loan Utilization.

Within limits set forth above, and except as otherwise provided herein, the Company may utilize the Facilities, repay amounts owing thereunder, and reutilize the Facilities.

	3. Subsection 1.02(h) of the Credit Agreement is amended to read as follows:

		(h) Revolving Loan Commitment Fee. From the date hereof until the Facilities Termination Date, the Company shall pay to the Bank a commitment fee of one-quarter of one percent (1/4 of 1%) per annum on the difference between Ten Million Five Hundred Thousand Dollars ($10,500,000.00) and the average daily principal amount of outstanding Revolving Loans during each calendar quarter or portion thereof (the "Revolving Loan Commitment Fee"). The Revolving Loan Commitment Fee shall be payable quarterly in arrears on the last day in each March, June, September and December (commencing June 30, 1994), and at maturity (whether by acceleration or otherwise).

	4. Subsection 1.03(d) of the Credit Agreement is amended by deleting therefrom the reference "Subsection 1.01(a)" where it appears on the eleventh line of said subsection and by substituting in lieu thereof the reference "Subsection 1.01(b)".

	5. Subsection 1.04(d) of the Credit Agreement is amended by deleting therefrom the reference "Subsection 1.01(a)" where it appears on the eleventh line of said subsection and by substituting in lieu thereof the reference "Subsection 1.01(b)"

	6. Subsection 4.02(e) of the Credit Agreement is amended to read as follows:

		(e) Acquisitions. Without the prior written consent of the Bank, which consent shall be timely (if given) and not unreasonably withheld, the Company will not, and will not permit any Subsidiary to, acquire by purchase of stock or by purcahse of assets, in exchange for cash or shares of capital stock or other securities of the Company or any other Person, all or any substantial division or portion of the assets or business of any other Person.

	7. Subsection 4.02(h) of the Credit Agreement is amended to read as follows:

		(h) Capital Expenditures. The company will not, and will not permit any Subsidiary to, make any expenditures for fixed or capital assets (including, without limitation, expenditures under capital leases) which would cause the aggregate of all expenditures for fixed or capital assets made by the Company and all Subsidiaries (including, without limitation, expenditures under capital leases) to exceed Two Million Dollars ($2,000,000.00) during fiscal year ending March 31, 1997.

	8. Subsection 4.02(i) of the Credit Agreement is amended to read as follows:

		(i) Tangible Net Worth. The Company will not, as at the end of any fiscal quarter of the Company, permit its consolidated Tangible Net Worth to be less than the sum of (I) Twenty-four Million Two Hundred Fifty Thousand Dollars
($24,250,000.00), (ii) seventy-five percent (75%) of the cumulative consolidated net after tax profits of the Company for all fiscal quarters of the Company ending after March 31, 1996 and on or prior to the date of computation (without reduction, however, for consolidated net after tax losses sustained by the Company for any of such fiscal quarters) and (iii) the aggregate amount of all infusions of equity made on or after April 1, 1996.

	9. Subsection 4.02(k) of the Credit Agreement is amended to read as follows:

		(k) Profitability. The Company will not (i) suffer or incur a consolidated net after tax loss in excess of One Hundred Thousand Dollars ($100,000.00) for the year-to-date fiscal period of the Company ending June 30, 1996, (ii) permit its consolidated net after tax profits to be less than (A) Fifty Thousand Dollars ($50,000.00) for the year-to-date fiscal period of the Company ending September 30, 1996, (B) Seven Hundred Thousand Dollars ($700,000.00) for the year-t0-date fiscal period of the Company ending December 31, 1996, and (C) Two Million Four Hundred Thousand Dollars ($2,400,000.00) for this fiscal year of the Company ending March 31, 1997, and (iii) suffer or incur a consolidated net after tax loss for any two (2) consecutive fiscal quarters of the Company ending after March 31, 1997 (including, without limitation, the two
(2) consecutive fiscal quarters of the Company ending June 30,
1997), or for any fiscal year of the Company ending after march 31, 1997.

	10. The definitions of "Column D Country" and "Column D Countries" set forth in Section 7.01 of the Credit Agreement are amended to read as follows:

	"Column D Country" and "Column D Countries" shall have the meanings given to those terms in Subsection 1.01(f).

	11. The definition of "Commercial L/C Utilization" set forth in Section 7.01 of the Credit Agreement is amended to read as follows:

	"Commercial L/C Utilization" shall have the meaning given to that term in Subsection 1.01(a)(v).

	12. The definition of "Standby L/C Utilization" set forth in Section 7.01 of the Credit Agreement is amended to read as follows:

	"Standby L/C Utilization"shall have the meaning given to that term in Subsection 1.01(a)(iii).

	13. Section 7.01 of the Credit agreement is amended by deleting therefrom the definition of "Revolving Loan Commitment".

	14. Section 7.01 of the Credit Agreement is further amended by the addition thereto of the following definitions in proper alphabetic order:

	"Eighth Amendment" shall mean that certain Eighth Amendment to Credit Agreement and Note, dated as of May 24, 1996, by and between the Company and the Bank.

	"Eighth Amendment Effective Date" shall mean the date on which the Eighth Amendment becomes effective as provided in Paragraph 15 thereof.

	"Revolving Loan Utilization" shall have the meaning given to that term in Subsection 1.01(a)(i).

	15. This Eighth Amendment shall become effective on the date on which the Bank shall have received the following:

		(a) This Eighth Amendment, duly executed by the Company; and

		(b) Two (2) written consents to entry by the Company into this Eight Amendment, each in form and substance satisfactory to the Bank and its counsel, one
	(1) duly executed by each of D/T and DWC.

	16.     Except as expressly provided herein, the Credit
Agreement is unchanged and remains in full force and effect.

	17. This Eighth Amendment shall be governed by and construed in accordance with the laws of the State of California.

	18. This Eighth Amendment may be executed in any number of identical counterparts, any set of which signed by both parties hereto shall be deemed to constitute a complete, executed original for all purposes.

	IN WITNESS WHEREOF, the Bank and the Company have caused this Eighth Amendment to be executed as of the day and year first above written.

UNION BANK OF CALIFORNIA,               DATRON SYSTEMS INCORPORATED
N.A. (successor in interest
to Union Bank)

By:  RICHARD A. PETRIE                  By:  DAVID A. DERBY
Title: Vice President                   Title: President & CEO

By:  BRUCE BRESLAU                      By:  WILLIAM L. STEPHAN
Title: Vice President                   Title: Vice President and CFO